UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2008

MILLENNIUM CHEMICALS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12091 (Commission File Number)	22-3436215 (I.R.S. Employer Identification No.)
Two Greenville Crossing, 4001 Kennett Pike, Suite 238 Greenville, Delaware (Address of principal executive offices)	19807 (Zip Code)
(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

 Item 1.01                                Entry into a Material Definitive Agreement

Amendment of Equistar Partnership Agreement

On April 14, 2008, the partners of Equistar Chemicals, LP, a Delaware limited partnership of which Millennium indirectly owns an aggregate 21% interest (“Equistar”), entered into a Supplement, effective December 20, 2007 (the “Supplement”), to the Amended and Restated Limited Partnership Agreement of Equistar dated as of December 19, 2007 (the “Partnership Agreement”).  Among other things, the Partnership Agreement was amended by the Supplement to (i) reflect the effects of the non pro-rata contributions made by certain partners on December 20, 2007, (ii) permit the Millennium Indemnity (as defined in the Partnership Agreement) contemplated by in Section 8.6(b) of the Partnership Agreement to be in the amount of up to $750 million and (iii) add a provision to 4.1 of the Partnership Agreement.

The Supplement is attached as Exhibit 10.7(a) to this Current Report on Form 8-K and is incorporated herein by reference.

Millennium Indemnity

On April 14, 2008, Millennium Petrochemicals Inc., a Virginia corporation and a wholly owned subsidiary of Millennium (“MPI”), entered into an indemnity effective as of December 20, 2007 with Equistar (the “Indemnity”).  The Indemnity replaces a prior indemnity entered into on December 19, 2007.  Pursuant to the Indemnity MPI may be required to contribute to Equistar an amount equal to up to the lesser of $600 million or the sum of the aggregate principal amount of the following obligations then outstanding:  (i) Equistar’s Debentures due 2026 in the principal amount of $150 million (ii) up to $450 million of any bank borrowings of Equistar secured by its inventory, and (iii) to the extent $450 million exceeds any bank borrowings secured by inventory, trade accounts payable by Equistar to unrelated parties up to the amount equal to $450 million less the bank borrowings secured by inventory (together, the “Referenced Obligations”). However, pursuant to the terms of the Indemnity, the MPI is only required to pay this amount to Equistar if the holders of the Referenced Obligation have not been able to obtain payment after pursuing and exhausting all their remedies against Equistar, including the liquidation of Equistar's assets. The Indemnity expressly does not create any right in favor of such holders or any person other than MPI, Equistar and the partners in Equistar. The Indemnity may be amended or terminated at any time by the agreement of MPI and Equistar without the consent of the holders of the Referenced Obligations.  Unless earlier terminated, the Indemnity terminates on December 15, 2017.

The Indemnity is attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.7(a)	First Supplement to Amended and Restated Limited Partnership Agreement
10.8	Indemnity Agreement with Equistar

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By:	/s/ GERALD A. O’BRIEN
Name:	Gerald A. O’Brien
Title:	Vice President, General Counsel and Secretary

Date:  April 14, 2008